Exhibit 31.1

CERTIFICATIONS

I, Peter T. Kissinger, President and Chief Executive Officer, certify that:

1.	I have reviewed this report on Form 10-Q of Bioanalytical Systems, Inc;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date:  August 19, 2003

/s/ Peter T. Kissinger Peter T. Kissinger President and Chief Executive Officer

I, Douglas P. Wieten, Vice President, Chief Financial Officer and Treasurer, certify that:

1.	I have reviewed this report on Form 10-Q of Bioanalytical Systems, Inc;

2.
Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date:  August 19, 2003

/s/ Douglas P. Wieten Douglas P. Wieten Vice President, Chief Financial Officer and Treasurer